Exhibit 10.2

NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT

     This Agreement (the “Agreement”) is made as of ___, 20___(the “Date of Grant”), by and between NS Group, Inc., a Kentucky corporation (the “Company”), and ___(the “Grantee”).

     1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the NS Group, Inc. Equity Plan (the “Plan”), the Company hereby grants to the Grantee as of the Date of Grant ___Common Shares as Restricted Shares (the “Restricted Shares”). The Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

     2. Vesting of Restricted Shares.

          (a) All of the Restricted Shares covered by this Agreement become nonforfeitable if the Grantee remains in the continuous employ of the Company or a Subsidiary for the period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant.

          (b) Notwithstanding the provisions of Section 2(a), all of the Restricted Shares covered by this Agreement become nonforfeitable if, prior to the date the Restricted Shares become fully nonforfeitable pursuant to Section 2(a), and while the Grantee is in the continuous employ of the Company or a Subsidiary, (i) the Grantee dies or becomes permanently disabled (as determined by the Committee), or (ii) a Change in Control occurs.

          (c) For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company or a Subsidiary or a leave of absence approved by the Committee.

     3. Forfeiture of Shares. The Restricted Shares shall be forfeited if the Grantee ceases to be employed by the Company or a Subsidiary prior to the third anniversary of the Date of Grant, except as otherwise provided in Section 2 above. In the event of a forfeiture, the certificates representing the Restricted Shares covered by this Agreement shall be cancelled.

     4. Transferability. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares become nonforfeitable as provided in Section 2 hereof; provided, however, that the Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares.

     5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the

Exhibit 10.2

NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT

Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

     6. Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 2 of this Agreement.

     7. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor limit or affect in any manner the right of the Company or a Subsidiary to terminate the employment or adjust the compensation of the Grantee.

     8. Taxes and Withholding. If the Company is required to withhold any federal, state, local or other taxes in connection with the delivery or vesting of the Restricted Shares (including in the event of the Grantee making an election under Section 83(b) of the Code with respect to the Restricted Shares), the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of such withholding obligation by surrendering to the Company a portion of the Common Shares that become nonforfeitable by the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender. The Grantee shall promptly notify the Company of any election made by the Grantee pursuant to Section 83(b) of the Code.

     9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange; provided, however, notwithstanding any other provision of this Agreement, the Restricted Shares shall not be delivered (or the restrictions related thereto shall not cease) if the delivery or cessation thereof would result in a violation of any such law or listing requirement.

     10. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

     11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     12. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with

Exhibit 10.2

NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT

respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.

     13. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

     14. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

     15. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

NS GROUP, INC.
By:
Name:
Title:

     The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Restricted Shares granted thereunder on the terms and conditions set forth herein and in the Plan.

Grantee

Exhibit 10.2

NS GROUP, INC. EQUITY PLAN
RESTRICTED SHARES AGREEMENT

Date :